Listing Report:Supplement No. 199 dated Mar 24, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 409736
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	19.01%	Starting borrower rate/APR:	20.01% / 22.25%	Starting monthly payment:	$278.77

Auction yield range:	11.04% - 19.01%	Estimated loss impact:	10.45%
Lender servicing fee:	1.00%	Estimated return:	8.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1997	Debt/Income ratio:	56%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 13	Length of status:	9y 5m
Credit score:	640-659 (Mar-2010)	Total credit lines:	36	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$13,768	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	73%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	rate-surfer	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate Credit Cards
Purpose of loan:
This loan will be used to? consolidate credit cards that were used to remodel our house in preparation for an adoption.

My financial situation:
I am a good candidate for this loan because...my wife and I have since completed remodeling and finalized?the adoption of 2 small children.? We have a monthly budget in place that is meeting our financial needs and are applying an extra $1500 a month to the principal of our loans.? We would just like to combine our debt into one payment at a lower interest rate.

Monthly net income: $ 6353

Monthly expenses: $ 2560
??Housing: $ 975
??Insurance: $ 100
??Car expenses: $ 200
??Utilities: $ 125
??Phone, cable, internet: $ 60
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 500

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447556
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,200.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$134.30

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2003	Debt/Income ratio:	24%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 12	Length of status:	1y 10m
Credit score:	720-739 (Mar-2010)	Total credit lines:	17	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$10,037	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	33%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	dedication-victor	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Making debt headway
This loan will be used to pay off credit card debt I have accumulated through college expenses, dental work, and a medical emergency with my cat. Long-term, this will help me put more money in savings and eliminate dependency on credit cards.

As my credit score and income reflect, I have the means to make monthly payments and am financially dependable. I am an Administrative Assistant/Supporting Developer at a web consulting company, with a BA in Creative Writing and technical experience.
I am currently paying off two credit cards, one with a low monthly rate, and one with a rate of 14%. This loan is to pay off the second credit card.
Monthly take-home pay: $2300 (after taxes, healthcare, and transportation)Rent: $500 Utilities: $110Phone: $80Groceries $100Internet/cable: $35Student Loans: $480Credit card payments: $400
Monthly expenses: 1380+400 credit card repayment
Questions? Let me know.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451482
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	21.53%	Starting borrower rate/APR:	22.53% / 24.80%	Starting monthly payment:	$961.63

Auction yield range:	8.04% - 21.53%	Estimated loss impact:	6.71%
Lender servicing fee:	1.00%	Estimated return:	14.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1988	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	13 / 13	Length of status:	4y 2m
Credit score:	800-819 (Mar-2010)	Total credit lines:	23	Occupation:	Attorney
Now delinquent:	0	Revolving credit balance:	$11,283	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	9%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	porcelain497	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Mixed- business & home improvement
Purpose of loan:

Some of the funds will also be used to finish the remodeling we started last year on our house.? We have an 1800's era log home that has been in my family since it was built.? In 2009, we put all new windows and doors in, re-roofed, and put new siding, soffit, trim etc. on the exterior.? We also changed from an oil furnace to gas hot water heat, which is much more efficient and updated all of the electrical wiring.? Essentially, we are bringing the homestead into the 21st century.? We have many small projects left to finish at this point.

I have been an attorney since 1992.? I left the firm I was with from 1992 to begin my own practice in January of 2006.? My areas of practice are real estate, estate planning and administration, and small business.? My wife and I are currently the only employees of the firm, with summer interns for the last two years (paid as 1099 contractors.)?

We have recently expanded our office suite to accommodate hiring an additional staff person to help with workflow.? Part of the loan will be used to help fund the position until the person is 'up to speed' and can produce income for our law firm.

My financial situation:

I am a good candidate for this loan because I have a thriving law practice.??? The area we live in has not suffered as much as the rest of the country in the economic downturn due to it being a very popular tourism area.? As such many retired people live here, and real estate prices have not plunged.?

Personally, we have relatively low living expenses, and we pay ourselves (combined base salaries) of about $95K.? We currently have no car payments, and our commute to the office is about 5 minutes.? Our house payment is $689 per month, and we have an interest only home equity line that we put about $200 per month toward.?? We do not live an extravagant lifestyle, and we're content being homebodies--spending time on hobbies, gardening, and such.??

Our goal is to be debt free sooner rather than later, so we plan on getting rid of any credit card debt we have in the next year or two at most.

We used Prosper for a loan a few years ago, and paid it off early.? We are also Prosper lenders.? (Under my wife's account for both lending and borrowing.)? We love the idea of Prosper-- benefiting the individuals instead of the banks!

Thank you for reading.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451494
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.10%	Starting borrower rate/APR:	12.10% / 14.23%	Starting monthly payment:	$116.42

Auction yield range:	4.04% - 11.10%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	8.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1983	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	15 / 12	Length of status:	17y 1m
Credit score:	720-739 (Mar-2010)	Total credit lines:	31	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$187	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	bountiful-interest2	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying High Interest Credit Cards
Purpose of loan:
This loan will be used to?pay off?my high interest credit card accounts that?are now at 22% and it?doesn't seem feasible for me to continue to pay such a high rate when I can consolidate everything into?one loan that will be?paid off before my credit cards would be. ??

My financial situation:
I am a good candidate for this loan because I pay my debts, and they are on time every month. I have stability in my income (same job for 17yrs), stability at home (home owner), and I am dependable.?I?will be paying more than?minimum monthly payment to pay it off earlier. I take borrowing money very seriously, and have a long reliable credit history.?I hope that you find me worthy and would someday love to become a lender once my debt is paid off.

Monthly Net Income: 3300
Monthly expenses: $?1890
??Housing: $?250
??Insurance: $?160
??Car expenses: $?315 +gas
??Utilities: $?240
??Phone, cable, internet: $?125
??Food, entertainment: $?500??
? Credit cards: $300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451500
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.50%	Starting borrower rate/APR:	10.50% / 12.85%	Starting monthly payment:	$48.75

Auction yield range:	4.04% - 9.50%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.37%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2005	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-5):	4	Current / open credit lines:	1 / 1	Length of status:	0y 7m
Credit score:	760-779 (Feb-2010)	Total credit lines:	3	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$0
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	immaculate-currency	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Student who needs a little help
Purpose of loan:
This loan is to build credit. With the increasing importance of a good credit score, and rising challenges in getting out of bad credit, I wish to further boost mine. I will be leaving ten months worth of payments in the account to help?assure repayment. I am a full-time student at studying Automotive Aftermarket Management & Business Management as a double major. This loan will also ease the financial tension due to the depleting funds from my last summer of work. I worked on a?Cherry?farm for the last several summers of my life and that money would mostly last me the year and I also do a lot of? "around the neighborhood" work (ex: shovel driveways in the winter, mow lawns, clean up leaves, landscaping, planting, gardening, etc...).

My financial situation:
I am a good candidate for this loan because I am going to budget some of the money borrowed to make payments until I can get back to my seasonal work on the farm or other employment closer to college, which I am currently waiting to hear back on several interviews. I have had initial and secondary interviews at?multiple employers, and a few of which?had advised me to look for further calls in the next week or so too. I will keep investors updated on that process also. If there are any questions please feel free to ask.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451506
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	6.50%	Starting borrower rate/APR:	7.50% / 7.84%	Starting monthly payment:	$186.64

Auction yield range:	3.04% - 6.50%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-2001	Debt/Income ratio:	10%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 10	Length of status:	1y 4m
Credit score:	820-839 (Mar-2010)	Total credit lines:	21	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$6,343	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	17%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	DreamIsReal	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards once for all
Purpose of loan:
Eliminate high interest rate credit cards and lower my overall debt.

My financial situation:
My credit card debt came about in college years plus an engagement ring!
I have been a responsible user but some expenses need to be financed and if you are an independent young man with limited income, although working full time and going to school full time, you unfortunately end up with some debt.
I have been working for Fifth Third Bank for about 15 months. I was working for Guaranty Bank for 5 years prior to that.
I have not been unemployed, thank god, throughout my work history and bills have all been paid on time.

Thank you for your time and attention.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451512
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2001	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	4 / 4	Length of status:	17y 11m
Credit score:	660-679 (Mar-2010)	Total credit lines:	21	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$4,725	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	18
Screen name:	gst1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 83% )	660-679 (Latest)
Principal borrowed:	$4,500.00	< mo. late:	5 ( 17% )	600-619 (Sep-2007) 580-599 (May-2007)
Principal balance:	$1,178.72	1+ mo. late:	0 ( 0% )
Total payments billed:	29
Description
Pay off card improve credit score
Purpose of loan:
This loan will be used to?? I will use this money to pay down?credit cards, pay off FIRST PROSPER LOAN ($1,100 balance on $4,500). I need to improve my credit score for a SBA loan.

My financial situation:
I am a good candidate for this loan because?? Have been working for myself for more that 17 years.?Pay my bills on time. This is my second loan from prosper. Payments are on time. I had a bankruptcy 4 years ago that is the reason for my low score. I have moved past it and?am current on all my bills INCLUDING PROSPER.

Monthly net income: $ $3500

Monthly expenses: $ 3000
??Housing: $?850
??Insurance: $ 400
??Car expenses: $ 300?
??Utilities: $ 400
??Phone, cable, internet: $
??Food, entertainment: $ 650
??Clothing, household expenses $
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451618
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.88%	Starting borrower rate/APR:	10.88% / 13.00%	Starting monthly payment:	$392.18

Auction yield range:	4.04% - 9.88%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2000	Debt/Income ratio:	53%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	19 / 17	Length of status:	3y 8m
Credit score:	780-799 (Mar-2010)	Total credit lines:	50	Occupation:	Car Dealer
Now delinquent:	0	Revolving credit balance:	$9,877	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	20%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Wards2010	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for wedding
Purpose of loan:
We are getting married on April 10, 2010 in Dallas.? We have already paid about $11,000 out of pocket, and still have?a little over $11,000 to pay including the honeymoon.??We just had an auction end that fell short of?the $12,000 by $24.15!??We are relisting the auction and starting the interest .5% higher than what Prosper recommends.? Due to the short time before the wedding, and the need to pay vendors, we will fund the loan as soon as we hit?100% instead of waiting?for the APR to be bid down.? Below is a breakdown of what we need to pay still:

Venue (Avanti Fountain Place in Dallas Texas): $4300
Pictures: $800
Cakes: $600
DJ: $450
Flowers: $500
Dog Boarding (we have 4 little friends): $490
Honeymoon (with activities in Costa Rica): $4000

My financial situation:
I am a good candidate for this loan because I have almost 10 years of credit history with no negative marks.? I have been employed full time by the same employer for over 3 1/2 years.? My current income alone is roughly 60-65K a year, which will increase to a household income of about 85K/year once married.? I take pride in my credit, and my history of paying all debts as agreed.? My debt percentage shows 53% but that is because my fianc? was in school, so the car she drives/pays for is in my name ($286); the mortgage is solely in my name as well, although she pays $500 of that which is roughly half.? We have the available credit to put this all on a credit card, but would prefer a loan we can pay off in a short amount of time.? If you have any questions or concerns, please send us a message...we are excited to be getting?married and starting our lives together.?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451624
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,600.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.56%	Starting monthly payment:	$72.38

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	2	Inquiries last 6m:	4	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	2 / 2	Length of status:	1y 0m
Credit score:	740-759 (Mar-2010)	Total credit lines:	4	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,133	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	106%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	unflappable-kindness	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Off My Credit Cards
Purpose of loan:
This loan will be used to pay off my credit cards

My current financial situation: I currently repair bicycles and sell used bicycles, but it is not covering my rent and the bills. I just got my Pharmacy Technician Certification and I will be employed full time in a retail pharmacy within the next month.
I am a good candidate for this loan because I will be soon be employed full-time. I need this loan to get me through until then.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451630
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.32%	Starting borrower rate/APR:	32.32% / 34.73%	Starting monthly payment:	$874.64

Auction yield range:	11.04% - 31.32%	Estimated loss impact:	10.79%
Lender servicing fee:	1.00%	Estimated return:	20.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1978	Debt/Income ratio:	71%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	21 / 20	Length of status:	2y 10m
Credit score:	760-779 (Mar-2010)	Total credit lines:	49	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$92,708	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	69%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	quark489	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Payoff 2 credit cards
Purpose of loan:
This loan will be used to? My Father died 12 years ago and I have been taking care of my Mom, and my credit cards have gotten up there, and there are two that I would like to pay off to lower the interest rate, because I am not getting anywhere with them. They are both Household bank cards and they are just at a huge interest rate. This would get these paid off and help my financial picture improve. I will also just close those two accounts.

My financial situation:
I am a good candidate for this loan because. I have a full time job, I work at Chicago Title as a Title Officer, and I also am a Violinist, I work for Santa Cruz County Symphony as well as direct the choir for our church, as well as teach private violin lessons, so needless to say, in the current economy I am working two jobs and very busy.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451636
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1992	Debt/Income ratio:	27%
Basic (1-10):	5	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	21 / 16	Length of status:	1y 9m
Credit score:	640-659 (Mar-2010)	Total credit lines:	58	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$25,313	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	safebet03	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	58 ( 100% )	640-659 (Latest)
Principal borrowed:	$5,100.00	< mo. late:	0 ( 0% )	660-679 (Jan-2008) 640-659 (Jun-2007)
Principal balance:	$517.68	1+ mo. late:	0 ( 0% )
Total payments billed:	58
Description
Debt Consolidation-3rd Prosper Loan
Purpose of loan:
Working towards paying off my credit cards.? The loan will be used to pay off high interest credit card.? The monthly payment on the loan will be?about the same as the?monthly recurring minimum payment is on the credit card I will be paying off.? The difference, obviously, will be that the loan will be paid off in 36 months.

My financial situation:
I have never been late on any bills or have ever filed for bankruptcy.? I have borrowed twice from Prosper before.? I have never missed or been late with a payment. Please view my Prosper Activity information for payment history.? I have just recently paid off an earlier prosper loan.? I am not a default risk.? I just made the mistake of paying for a wedding/furniture on credit cards.? Now I?m just looking for a more efficient/effective way to pay down these outstanding debts.

Monthly net income: $ 6,667

Monthly expenses: $?
??Housing: $ 800???
? Car expenses: $ 553??
? Utilities: $?100??
? Phone, cable, internet: $ 95??
? Credit cards/student loans: $1,000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451688
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2002	Debt/Income ratio:	Not calculated
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	2 / 2	Length of status:	4y 7m
Credit score:	640-659 (Mar-2010)	Total credit lines:	3	Occupation:	Skilled Labor
Now delinquent:	0	Revolving credit balance:	$887	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	deal-buddy2	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Car for family
Purpose of loan:
This loan will be used to? Down payment on a bigger vehicle for the family.. I'm also using this loan to build my credit status even higher to hopefully get a business loan in a three year time to open my own salon.

My financial situation:
I am a good candidate for this loan because?Me and my husband both have the funds to pay it back.? He works for the Army Corps of Engineers (which has impeccable job security) and I am a hair stylists in a very good area clientle wise..

Monthly net income: $ 2700.00

Monthly expenses: $ 500.00
??Housing: $ 0.0
??Insurance: $ 0.0
??Car expenses: $ 0.0
??Utilities: $ 0.0
??Phone, cable, internet: $ 0.0
??Food, entertainment: $ 0.0
??Clothing, household expenses $ 0.0
??Credit cards and other loans: $ 0.0
??Other expenses: $ 500.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451694
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$19,950.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$902.46

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1986	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	1	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	5 / 5	Length of status:	19y 10m
Credit score:	640-659 (Mar-2010)	Total credit lines:	33	Occupation:	Professional
Now delinquent:	1	Revolving credit balance:	$12,375	Stated income:	$1-$24,999
Amount delinquent:	$327	Bankcard utilization:	77%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	truth-oath	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
No sba so i need you!!!!
Purpose of loan:
This loan will be used to?i recently had a loan for one thousand to stock up second sight. i withdrew that because of great success?and am now looking for capital to buy a small plot of land across the highway and to pay off the late paying cosigned sons car. i live on the second floor of this building in the pic.
My financial situation:
I am a good candidate for this loan because?because i always pay my debts on time and am otherwise debt free.?i live on the second floor of this building in the pic.
and currently the only "personnal" debt i have is my credit cards and the car i cosigned for my kid.. but he does always pay.? these numbers are my accountants numbers but i?know they are better and with the seasonal bump coming up i will have this paid by october!
? i
Monthly net income: $ gross of 20000 a month 3500 net after?debts and stock purchases.
Monthly expenses: $
??Housing: $ 450
??Insurance: $ 200
??Car expenses: $ 0 and 327 for sons car (he is always late paying and im a cosigner)
??Utilities: $ 1000
??Phone, cable, internet: $ 220
??Food, entertainment: $ 200
??Clothing, household expenses $?300??Credit cards and other loans: $ 532 including boys car and minimmum credit card payment.
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451700
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,900.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$201.04

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1976	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Retired
Enhanced (1-5):	4	Current / open credit lines:	10 / 10	Length of status:	8y 10m
Credit score:	640-659 (Mar-2010)	Total credit lines:	43	Stated income:	$1-$24,999
Now delinquent:	0	Revolving credit balance:	$17,192
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	7
Screen name:	red-bountiful-velocity	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Duty..Honor..Country!

Purpose of loan:
I don't need this loan. This loan is being used for me to just?establish a track record on Prosper. My husband has a prosper loan but I wanted to have my own track record. My husband is?a military retiree with?guaranteed retirement income which will insure your monthly payments!??I also start receiving Social Security this year which will guarantee your payments.

My financial situation:
I am a good candidate for this loan because our family?retirement income is $75,000 per year and my husbands?income brings in an additional $225,000. I am surprised our credit scores are as high as they are (My Husband: 650-699 range)?and (Mine: 640-660 range) as?we both filed for bankruptcy in 2005. My husband, who is?a retired Army Officer,?is now a financial advisor. He?was?sued by the Securities and Exchange Commission (SEC) in 2003. After?a 5 week trial the Judge said he had done nothing wrong and all charges were dropped.?His attorney and legal bills came in at approximately $1.5 million. At that time we?had approximately $ 1?million in savings. We paid what we could an then both of us filed for Chapter 7.?My husband?is?a graduate of?The United States Military Academy and I was a school teacher for 20 years.? My credit score was in the 700s last year. I believe because I purchased 2 new cars for my children and opened 2 new accounts (furniture for them and medical for my family) my score dropped to a HR rating.?This loan will be paid back without any monthly delays!!

Monthly net income: $ 20,000 (family)

Monthly expenses: $ 14,000 (family)
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451712
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.48%	Starting borrower rate/APR:	9.48% / 9.82%	Starting monthly payment:	$272.20

Auction yield range:	3.04% - 8.48%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1993	Debt/Income ratio:	38%
Basic (1-10):	6	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	24 / 22	Length of status:	5y 10m
Credit score:	800-819 (Mar-2010)	Total credit lines:	32	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$12,007	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	15%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	power-winner5	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to consolidate all the credit cards that I have into one amount?

My financial situation:
I am a good candidate for this loan because I have a steady job for the past 6 years in an institution that has been around for decades.? I have never been late on any of my bills, but recently medical expenses and whatnot forced me to use the credit cards more than I wanted to.? I am a responsible payer with a very good credit score and do not believe in borrowing and running.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451461
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,050.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	21.29%	Starting borrower rate/APR:	22.29% / 25.94%	Starting monthly payment:	$40.26

Auction yield range:	17.04% - 21.29%	Estimated loss impact:	19.21%
Lender servicing fee:	1.00%	Estimated return:	2.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	5	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	22 / 14	Length of status:	3y 1m
Credit score:	700-719 (Mar-2010)	Total credit lines:	56	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$120,971	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	repayment-orbit	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYING OFF A CREIDIT CARD DEBT
Purpose of loan:
This loan pays off a portion of my Barclay's card debt.
There's more card debt to be financed at high rates.

Financials:

Credit Card Debt < 60%?Revolving Debt: $120,791
Explanation Here:HELOCs Could Lower Your Score

ALWAYS CURRENT ON MONTHLY PAYMENTS
High IncomeScore of 710+Monthly net income: $11,341
Monthly expenses $6,530
Housing $4,100
Insurance $140
Car expenses $0 <-Car owned free & clear!
Utilities $150
Phone/cable/internet $120
Food/entertainment $350
Clothing/household expenses $100
Credit cards and other loans $1,370
Other expenses $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451491
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	6.50%	Starting borrower rate/APR:	7.50% / 7.84%	Starting monthly payment:	$622.12

Auction yield range:	3.04% - 6.50%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1994	Debt/Income ratio:	10%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 11	Length of status:	4y 8m
Credit score:	840-859 (Mar-2010)	Total credit lines:	26	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$8,167	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	10%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	smith1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	840-859 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	780-799 (Jun-2008)
Principal balance:	$2,229.44	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Reducing Interest Rate on Note
Purpose of loan:
This loan will be used to reduce interest rate on a current note I have at 12%?

My financial situation:
I am a good candidate for this loan because I have perfect credit and low debt
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451509
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$159.04

Auction yield range:	17.04% - 24.00%	Estimated loss impact:	26.38%
Lender servicing fee:	1.00%	Estimated return:	-2.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2008	Debt/Income ratio:	20%
Basic (1-10):	3	Inquiries last 6m:	4	Employment status:	Part-time employee
Enhanced (1-5):	1	Current / open credit lines:	2 / 2	Length of status:	1y 8m
Credit score:	680-699 (Mar-2010)	Total credit lines:	2	Occupation:	Tradesman - Mechani...
Now delinquent:	0	Revolving credit balance:	$181	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	16%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	sanctuary4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Auto parts supply company
Purpose of loan:
This loan will be used for business.

My financial situation:
I am a good candidate for this loan because I am responsible with credit and borrowing. I work part time on top of the business, and I have never missed a payment on my credit cards. They are paid off every month. Because I live with such awesome relatives, most of my income is not tied up with bills. I can easily make payments as high as $500 per month. Not to mention, I have enough in savings to pay the loan off, however, this is to supplement my savings. I can work out a good initial inventory with what I have saved, but with this to supplement my savings, I can get more customers with a larger, more attractive line up. I have automotive shops waiting for my ignition wires when I release my brand products ready to buy. I have very few obligations as far as bills, paid off car, etc.

Monthly net income: $ 1,000

Monthly expenses: $
??Housing: $ 60
??Insurance: $ 94
??Car expenses: $ 120 gas
??Utilities: $ 0
??Phone, cable, internet: $ 80 cell phone and dedicated business phone together
??Food, entertainment: $ ~10-$15
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451515
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	28.38%	Starting borrower rate/APR:	29.38% / 31.75%	Starting monthly payment:	$421.13

Auction yield range:	11.04% - 28.38%	Estimated loss impact:	10.71%
Lender servicing fee:	1.00%	Estimated return:	17.67%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1997	Debt/Income ratio:	37%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	16 / 16	Length of status:	8y 3m
Credit score:	640-659 (Mar-2010)	Total credit lines:	24	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$81,467	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	dignified-duty2	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Considation of business debt
Purpose of loan:
This loan will be used to consolidate business debt.? Initially, my husband and?I used credit cards to purchase used equipment and to fund cash flow during the startup.? Additionally, the recent down-turn in the economy required additional credit. With consolidation, we will be able to pay down higher interest rate debt and use funds from those monthly payments to cover the repayment of this debt.

My financial situation:
I am a good candidate for this loan because I have been employed with the same?Company for?8 years and understand the importance of hard work and meeting our obligations.??The business has regained traction and we are in a good position to make monthly payments?

Monthly net income: $ 6700

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 200
??Car expenses: $?100
??Utilities: $?200
??Phone, cable, internet: $ 200
??Food, entertainment: $?500
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 1000
??Other expenses: $ 150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451609
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1990	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	13 / 12	Length of status:	13y 5m
Credit score:	660-679 (Mar-2010)	Total credit lines:	23	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$223,028	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	2
Screen name:	affluence-yeller	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Payoff High Interest Credit Card
Purpose of loan:
This loan will be used to? consolidate and payoff all high interest credit cards

My financial situation:
I am a good candidate for this loan because? I guarantee I will pay this off.? I want to be debt free within 3 years.? I have great credit history with all these creditors

Monthly net income: $ 15,870

Monthly expenses: $
??Housing: $ 2439.00
??Insurance: $ 859.67
??Car expenses: $ 634.08
??Utilities: $ 225.00
??Phone, cable, internet: $ 189.80
??Food, entertainment: $ 535.00
??Clothing, household expenses $ 300.00
??Credit cards and other loans: $ 1405.00
??Other expenses: $ 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451621
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	16.79%	Starting borrower rate/APR:	17.79% / 20.00%	Starting monthly payment:	$216.28

Auction yield range:	11.04% - 16.79%	Estimated loss impact:	10.39%
Lender servicing fee:	1.00%	Estimated return:	6.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1997	Debt/Income ratio:	13%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 6	Length of status:	4y 1m
Credit score:	720-739 (Mar-2010)	Total credit lines:	20	Occupation:	Civil Service
Now delinquent:	0	Revolving credit balance:	$3,762	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	49%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	profoster	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	720-739 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	580-599 (Feb-2008) 660-679 (Feb-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	35
Description
Pay off CCs, Home Improvement
Purpose of loan:
Last year?I did $10,000 worth of work on our home (kitchen and basement remodeling job).? I?have paid off over half of this amount, but?my 0% interest rate ends in June.? There is a total of $4,500 remaining on this promotional account.??I would like?to pay this off in advance, so I am not charged the back interest on this account.? My preference is to use Prosper for this loan and not tap into my 401k account.? I am also requesting an additional $1,500 so that I can finish remodeling our bathroom and keep it all in one loan.? My previous loan with prosper #7506 was paid in full with 36 on-time or early payments.

My financial situation:
My monthly bills are as follows:
Rent/Mortgage $500
Insurance $120
Water, Gas, and Electric?$200
Food $200
Entertainment $110
CCs - With special promo rate?$200
Student Loans - $85
Cell Phones - $100
Internet / Cable? $110
Both of our vehicles are paid off in full
------------------------------------------------------
Total Monthly Bills --> $1625

My take home pay is $2400 per month.? This loan would eliminate the $200 payment above.? Leaving $975 a month to pay towards this loan.

You'll also notice that my credit history has delinquencies from 2003 due to a period of unemployment where bills were often paid late.? Since this time I have not missed any payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451639
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$294.03

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1995	Debt/Income ratio:	28%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	3	Current / open credit lines:	1 / 1	Length of status:	4y 1m
Credit score:	680-699 (Mar-2010)	Total credit lines:	3	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$18,077	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	methodical-wampum	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
replacing applicances
Purpose of loan:
This loan will be used to replace kitchen applicances.

My financial situation:
I am a good candidate for this loan because I am a responsible, trustworthy, and respected individual who devoted 15 years of my life to this country in service to its armed forces.?

Monthly net income: $ $3700

Monthly expenses: $
??Housing: $?1200
??Insurance: $ 33.33
??Car expenses: $ 399.00
??Utilities: $ 250
??Phone, cable, internet: $ 150
??Food, entertainment: $ 75
??Clothing, household expenses $
??Credit cards and other loans: $ 0
??Other expenses: $ 200/gas and life insurance
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451685
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.48%	Starting borrower rate/APR:	10.48% / 10.83%	Starting monthly payment:	$487.40

Auction yield range:	3.04% - 9.48%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1996	Debt/Income ratio:	12%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 12	Length of status:	14y 2m
Credit score:	820-839 (Mar-2010)	Total credit lines:	27	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$108,595	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	63%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	self-reliant-payment2	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Driveway
Purpose of loan:
This loan will be used to redo our driveway and patio in order to improve the pitch so that we can keep water away from the base of our house.

My financial situation:
I am a good candidate for this loan because I have a full time position as a Manager for an Engineering company and have worked here for the past 14 years, my husband also works full time as a Manager for an electronics company also for the past 14 years. We did not plan on doing this construction so soon but because of the heavy rains we had recently we need to do it sooner than planned. I am looking for a loans over 3 years but with no penalty if we pay it off sooner, thanks.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451691
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1994	Debt/Income ratio:	13%
Basic (1-10):	3	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	7 / 5	Length of status:	12y 5m
Credit score:	600-619 (Mar-2010)	Total credit lines:	30	Occupation:	Analyst
Now delinquent:	5	Revolving credit balance:	$1,499	Stated income:	$50,000-$74,999
Amount delinquent:	$2,955	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	15
Screen name:	hardworking4me	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	13 ( 54% )	600-619 (Latest)
Principal borrowed:	$4,500.00	< mo. late:	7 ( 29% )	620-639 (Dec-2007)
Principal balance:	$0.00	1+ mo. late:	4 ( 17% )
Total payments billed:	24
Description
Medical relief
Purpose of loan:
(explain what you will be using this loan for)?
I have spent a lot of money on medical bills this year due to another surgery.??To establish?better credit I have to pay off?those on collection?reflected on my credit reports as well as my current medical bills not as yet turned over to a collection agency.
My financial situation:
(explain why you are a good candidate for paying back this loan)
I am a good candidate for re-paying this loan.??I just paid off a Prosper Loan earlier than contracted.? I have a steady job and am on a salary, so I am able to budget paying my debt payments. ?Even when I was out on medical leave, I have short term disability which pays me the same salary as when I was working. ?I care for my 17 year old granddaughter who is currently pregnant.? I need to find a larger, more steady living environment than I currently have to have space for the new baby due in August.
Monthly net income: $ 2300

Monthly expenses: $
??Housing: $?940.00
??Insurance: $?Paid
??Car expenses: $ 240.08 + gas
??Utilities: $?50
??Phone, cable, internet: $ 200.00
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $?200.00
??Other expenses: $ 250.00 (monthly medications) + 2500.00 (medical bills that needs to be paid off)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451697
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$95.93

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1996	Debt/Income ratio:	13%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 4	Length of status:	2y 0m
Credit score:	720-739 (Mar-2010)	Total credit lines:	20	Occupation:	Bus Driver
Now delinquent:	0	Revolving credit balance:	$7,743	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	60%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	kind-economy-upholder	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
my year 2010
Purpose of loan:
This loan will be used to?improve the value of my home.?

My financial situation:
I am a good candidate for this loan because? I?am extremely responsible and?have an excellent?rating to proove it! I?value hard work and determination.?I can?accomplish anything that I set my mind to. For instance I completely?paid off my? $30,000 dollar Honda 2008 Accord in 10 months and? Mission Federal Credit Union can vouch for that. I set my goal to?completely pay off my car in less than one year and thanks to my dedication?I achieved my goal.??I have very few bills in my life and Im positive that with this loan?I can achieve goals.

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Information in the Description is not verified.